GNC Holdings, Inc. Increases Share Repurchase Authorization by $500 million

PITTSBURGH, August 4, 2015 - GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global specialty health, wellness and performance retailer, today announced its Board of Directors has authorized a multi-year program to repurchase up to an aggregate $500 million of the Company's Class A common stock. The authorization is effective immediately, and is in addition to the Company's previous authorization which currently has $242.0 million remaining. The Company may finance any repurchases with cash, potential financing transactions, or a combination of the foregoing. The repurchases are expected to take place over the next 24 months with the amount and timing determined by the Company based on its financial condition, business opportunities and the market conditions at the time.

About Us

GNC Holdings, Inc. (NYSE: GNC) - headquartered in Pittsburgh, PA - is a leading global specialty health, wellness and performance retailer.

The Company’s foundation is built on 80 years of superior product quality and innovation. GNC connects customers to their best by offering a premium assortment of vitamins, minerals, herbal supplements, diet, sports nutrition and protein products. This assortment features proprietary GNC - including Mega Men®, Ultra Mega®, Total LeanTM, Pro Performance®, Pro Performance® AMP, Beyond Raw®, GNC PuredgeTM, GNC GenetixHD®, Herbal Plus® - and nationally recognized third party brands.

GNC's diversified, multi-channel business model generates revenue from product sales through company-owned retail stores, domestic and international franchise activities, third party contract manufacturing, e-commerce and corporate partnerships. As of June 30, 2015, GNC had more than 9,000 locations, of which more than 6,700 retail locations are in the United States (including 1,067 franchise and 2,304 Rite Aid franchise store-within-a-store locations) and franchise operations in more than 50 countries.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” ”will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding our dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to unfavorable publicity or consumer perception of our products; costs of compliance and any failure on our part to comply with new and existing governmental regulations governing our products; limitations of or disruptions in our manufacturing system or losses of manufacturing certifications; disruptions in our distribution network; or failure to successfully execute our growth strategy, including any inability to expand our franchise operations or attract new franchisees, any inability to expand our company-owned retail operations, any inability to grow our international footprint, any inability to expand our e-commerce businesses, or any inability to successfully integrate businesses that we acquire. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions. The Company may finance any repurchases with cash, potential financing transactions, or a combination of the foregoing. The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The Company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 and, as applicable, Rule 10b-5 of the Securities Exchange Act of 1934, as amended.

Contacts:

Investors:    Tricia Tolivar, Executive Vice President & Chief Financial Officer, (412) 288-2029; or
Dennis Magulick, Vice President - Treasury, Investor Relations & Risk Management, (412) 288-4632

SOURCE:     GNC Holdings, Inc.
Web site:     http://www.gnc.com/